5


               Securities and Exchange Commission

                      Washington, DC  20549



                            Form 8-K

                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



  Date of Report (Date of earliest event reported) February 25,
                              1997

           CE Casecnan Water and Energy Company, Inc.

     (Exact name of registrant as specified in its charter)

Republic of the Philippines             [333-608]           (not applicable)
(State or other jurisdiction            (Commission         (IRS Employer
 of incorporation)                      File Number)         Identification No.)


6750 Ayala Avenue, 24th Floor, Makati, Metro Manila, Philippines
            (Address of principal executive offices)     (Zip Code)

                     Steven A. McArthur Esq.
           CE Casecnan Water and Energy Company, Inc.
                   c/o CalEnergy Company, Inc.
                302 South 36th Street, Suite 400
                         Omaha, NE 68131
                                              (402) 341-4500
(Name, address, including zip code, and phone number, including area code, of United States agent for service)

Registrant's Telephone Number, including area code:    (402) 341-4500

                                 N/A
 (Former name or former address, if changed since last report

Item 5.   Other Events.

     In November 1995, CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") closed the financing and commenced construction of the Casecnan Project, a combined irrigation and 150 net MW hydroelectric power generation project (the "Casecnan Project") located in the central part of the island of Luzon in the Republic of the Philippines. The Casecnan Project will consist generally of diversion structures in the Casecnan and Denip Rivers that will divert water into a tunnel of approximately 23 kilometers. The tunnel will transfer the water from the Casecnan and Denip Rivers in the Pantabangan Reservoir for irrigation and hydroelectric use in the Central Luzon area. An underground powerhouse located at the end of the water tunnel and before the Pantabangan Reservoir will house a power plant consisting of approximately 150 MW of newly installed rated electrical capacity. A tailrace tunnel of approximately three kilometers will deliver water from the water tunnel and the new powerhouse to the Pantabangan Reservoir, providing additional water for irrigation and increasing the potential electrical generation at two downstream existing hydroelectric facilities of the National Power Corporation of the Philippines ("NPC").

     CE Casecnan is developing the Casecnan Project under the terms of the Project Agreement between CE Casecnan and the National Irrigation Administration ("NIA"). Under the Project Agreement, CE Casecnan will develop, finance and construct the Casecnan Project over an estimated four-year construction period, and thereafter own and operate the Casecnan Project for 20 years (the "Cooperation Period"). During the Cooperation Period, NIA is obligated to accept all deliveries of water and energy, and so long as the Casecnan Project is physically capable of operating and delivering in accordance with agreed levels set forth in the Project Agreement, NIA will pay CE Casecnan a guaranteed fee for the delivery of water and a guaranteed fee for the delivery of electricity, regardless of the amount of water or electricity actually delivered. In addition, NIA will pay a fee for all electricity delivered in excess of a threshold amount up to a specified amount. NIA will sell the electric energy it purchases to NPC, although NIA's obligations to CE Casecnan under the Project Agreement are not dependent on NPC's purchase of the electricity from NIA. All fees to be paid by NIA to CE Casecnan are payable in U.S. dollars. The guaranteed fees for the delivery of water and energy are expected to provide approximately 70% of CE Casecnan's revenues.

     The Project Agreement provides for additional compensation to the CE Casecnan upon the occurrence of certain events, including increases in Philippine taxes and adverse changes in Philippine law. Upon the occurrence and during the continuance of certain force majeure events, including those associated with Philippines political action, NIA may be obligated to buy the Casecnan Project from CE Casecnan at a buy out price expected to be in excess of the aggregate principal amount of the outstanding CE Casecnan debt securities, together with accrued but unpaid interest. At the end of the Cooperation Period, the Casecnan Project will be transferred to NIA and NPC for no additional consideration on an "as is" basis.

     The Republic of the Philippines has provided a Performance Undertaking under which NIA's obligations under the Project Agreement are guaranteed by the full faith and credit of the Republic of the Philippines. The Project Agreement and the Performance Undertaking provide for the resolution of disputes by binding arbitration in Singapore under international arbitration rules.

     The Casecnan Project is being constructed on a joint and several basis by Hanbo Corporation and Hanbo Engineering & Construction Co. Ltd. (formerly known as You One Engineering & Construction Co., Ltd., and herein referred to as "HECC"), both of which are South Korean corporations, pursuant to a fixed-price, date-certain, turnkey construction contract (the "Turnkey Construction Contract"). Hanbo Corporation and HECC (sometimes collectively referred to as the "Contractor") are under common ownership control. Hanbo Corporation is an international construction company. HECC, which recently emerged from a court-administered receivership, is a contractor with over 25 years experience in tunnel construction, using both the drill-and-blast and tunnel boring machine ("TBM") methods.

     The Contractor's obligations under the Turnkey Construction Contract are guaranteed by Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel"), a large South Korean steel company. In addition, the Contractor's obligations under the Turnkey Construction Contract are secured by an unconditional, irrevocable standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. The total cost of the Casecnan Project, including development, construction, testing and startup, is estimated to be approximately $495 million.

     CE Casecnan was recently advised that Hanbo Corporation and Hanbo Steel had each filed to seek court receivership protection in Korea. At the present time, all of the construction work on the Casecnan Project is being performed by the second contractor which is party to the Turnkey Construction Contract, HECC. Although HECC, Hanbo Corporation and Hanbo Steel are under common ownership control, HECC has not filed for receivership protection and is believed to be solvent. However, no assurances can be given that HECC will not file for receivership due to the foregoing developments or that it will remain solvent and able to perform fully its obligations under the Turnkey Construction Contract.

     The work on the Casecnan Project, which commenced in 1995, is presently continuing on schedule and within the budget. CE Casecnan is presently reviewing its rights, obligations and potential remedies in respect of the recent developments regarding the co-Contractor and the guarantor and is presently unable to speculate as to the ultimate effect of such developments on CE Casecnan. However, CE Casecnan has recently received confirmation from HECC that it intends to fully perform its obligations under the Turnkey Construction Contract and complete the Casecnan Project on schedule and within the budget. Additionally, it has been reported that the South Korean government has informed the Philippine government that the South Korean government will take appropriate actions to support HECC's completion of the Casecnan Project.

     KFB has recently reconfirmed to CE Casecnan that it will honor its obligations under the Casecnan Project letter of credit and also has stated its support for the successful completion of the Casecnan Project. However, Moody's Investors Service has recently issued a warning for a possible ratings downgrade for Korea First Bank because of the possible impact of the Hanbo Steel receivership on the substantial loans KFB previously made to Hanbo Steel. In a related development, the South Korean government has recently announced that it would provide some funding to assist Hanbo Steel's creditor banks (including Korea First Bank) and its subcontractors.

     CE Casecnan financed a portion of the costs of the Casecnan Project through the issuance of $125,000,000 of its 11.45% Senior Secured Series A Notes due 2005 and $171,500,000 of its 11.95% Senior Secured Series B Notes due 2010 pursuant to an indenture dated November 27, 1995, as amended to date (the "Casecnan Indenture"). Although no default has occurred under the Casecnan Indenture as a result of the announced receivership of Hanbo Corporation, CE Casecnan will continue to closely monitor the Hanbo group and KFB developments and project construction status and develop appropriate contingency plans.

     If HECC were to materially fail to perform its obligations under the Turnkey Construction Contract and if KFB were to fail to honor its obligations under the Casecnan letter of credit, such actions could have a material adverse effect on the Casecnan Project and CE Casecnan. However, based on the information presently available to it, CE Casecnan does not presently expect that either such event will occur.

                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CE  Casecnan Water and Energy  Company,
Inc.



                         By:  \s\Douglas L. Anderson
                              Douglas L. Anderson
                              Assistant Vice President

Dated:  February 25, 1997